EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class I Shares, par value $0.01 per share, of Ares Private Markets Fund (this “Agreement”), is being filed, and all amendments thereto will be filed, by Ares Investments Holdings LLC as designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:      April 11, 2022

Ares Capital Management II LLC

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Investments Holdings LLC

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Holdings L.P.

By:	Ares Holdco LLC
Its:	General Partner

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Holdco LLC

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Management Corporation

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Voting LLC

By:	Ares Partners Holdco LLC
Its:	Sole Member

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Partners Holdco LLC

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

Ares Management GP LLC

By:	/s/ Naseem Sagati Aghili
	Name:	Naseem Sagati Aghili
	Title:	Authorized Signatory

SCHEDULE A

BOARD OF MANAGERS OF

ARES PARTNERS HOLDCO LLC

Name	Present Principal Occupation and Employment
Michael J Arougheti	Co-Founder, Chief Executive Officer and President of Ares Management
Ryan Berry	Chief Marketing and Strategy Officer of Ares Management
R. Kipp deVeer	Head of Credit Group of Ares Management
David B. Kaplan	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
Antony P. Ressler	Co-Founder, Executive Chairman of Ares Management
Bennett Rosenthal	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

DIRECTORS AND EXECUTIVE OFFICERS OF

ARES MANAGEMENT CORPORATION

Name	Director/Executive Officer	Present Principal Occupation and Employment
Michael J Arougheti	Director and Executive Officer	Co-Founder, Chief Executive Officer and President of Ares Management
David B. Kaplan	Director and Executive Officer	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
Antony P. Ressler	Director and Executive Officer	Co-Founder, Executive Chairman of Ares Management
Bennett Rosenthal	Director and Executive Officer	Co-Founder, Co-Chairman of the Private Equity Group of Ares Management
R. Kipp deVeer	Director and Executive Officer	Head of Credit Group of Ares Management
Paul G. Joubert	Director	Founding Partner of EdgeAdvisors and a Venture Partner in Converge Venture Partners
Michael Lynton	Director	Chairman of the Board of Snap Inc.
Dr. Judy Olian	Director	President of Quinnipiac University
Antoinette C. Bush	Director	Executive Vice President and Global Head of Government Affairs for News Corp
Eileen Naughton	Director	Board member of ZScaler, Olive AI and The Center for Discovery
Ryan Berry	Executive Officer	Chief Marketing and Strategy Officer of Ares Management
Naseem Sagati Aghili	Executive Officer	General Counsel and Secretary of Ares Management
Jarrod Phillips	Executive Officer	Chief Financial Officer of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.